SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2003

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado                 0-12343           84-0920811
(State or other          (Commission       (I.R.S. Employer
jurisdiction of           File Number)      Identification No.)
incorporation)


4880 Havana Street, Denver, CO                  80239
(Address of principal executive offices)        (Zip Code)
Registrant's telephone number:   (303) 373-4860



Total pages: 5
Exhibit index at: 3



Item 7. 	Financial Statements and Exhibits.

(c)	Exhibits. 	The following exhibit accompanies this Report:

Exhibit No.		Document
      99		Press Release dated August 8, 2003 concerning
			 results of operations.

Item 12.	Results of Operations and Financial Condition.

On August 8, 2003, Scott's Liquid Gold-Inc. announced in a press release its operating results for the second quarter of 2003 and for the six months ended June 30, 2003. The press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SCOTT'S LIQUID GOLD-INC.
(Registrant)


Date: August 8, 2003                     /s/ Jeffry B. Johnson
                                         -------------------------
                                         By: Jeffry B. Johnson
                                         Chief Financial Officer
                                         and Treasurer


EXHIBIT INDEX

Exhibit
Number		Document
     99		Press Release dated August 8, 2003 concerning
			results of operations.

									EXHIBIT 99
For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES SECOND QUARTER OPERATING RESULTS

DENVER, Colorado (August 8, 2003) -- Scott's Liquid Gold-Inc. (OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the second quarter and first six months of the year 2003.

For the three months ended June 30, 2003, net sales were $5,608,000 compared with net sales of $5,773,500 in the second quarter of the previous year. The Company reported a net loss for the quarter of 746,500, or $(0.07) per share, versus a net loss of $80,500, in the three months ended June 30, 2002.

Net sales for the six months ended June 30, 2003 totaled $11,343,700, compared with $10,685,900 in 2002. The Company reported a first half 2003 net loss of $1,162,800, or ($0.11) per share, as compared with a net loss of $443,300, or ($0.04) per share, in the six months ended June 30, 2002.

"While we are disappointed to report an unprofitable first half," commented Mark E. Goldstein, Chairman and Chief Executive Officer of Scott's Liquid Gold-Inc., "the Company did experience an overall increase in net sales, while spending approximately $1,000,000 more on advertising in the first half of 2003 versus the first half of 2002." Mr. Goldstein also noted that the loss before income taxes for the first half of 2002 was $926,300 and that the net loss for that period included a tax benefit of $483,000, compared to a loss before income taxes and net loss for the first half of 2003 of $1,162,800.

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web:
www.scottsliquidgold.com, www.alphahydrox.com,
www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860



SCOTT'S LIQUID GOLD-INC.
& Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)


                      Quarter ended June 30,         Six months ended June 30,
                       2003            2002            2003          2002
                      ------------  ------------    ------------  ------------
                      (Unaudited)                   (Unaudited)
Revenues:
  Net sales           $ 5,608,000   $ 5,773,500     $11,343,700    $10,685,900

Operating costs
 and expenses:
  Cost of sales         3,063,300     3,257,300       5,921,300      6,031,500
  Advertising             691,600        88,500       1,500,600        521,600
  Selling               1,587,000     1,530,300       3,007,400      2,770,000
  General and
   administrative         975,700       926,200       1,999,700      2,189,700
                      -----------   -----------     -----------    -----------
                        6,317,600     5,802,300      12,429,000     11,512,800

Loss from
 operations              (709,600)      (28,800)     (1,085,300)      (826,900)
Interest income            18,200        15,800          34,500         36,600
Interest expense          (55,100)      (67,500)       (112,000)      (136,000)
                      -----------   -----------     -----------    -----------
                         (746,500)      (80,500)     (1,162,800)      (926,300)

Income tax expense
 (benefit)                   -             -               -          (483,000)
                      -----------   -----------     -----------    -----------

Net loss              $  (746,500)  $   (80,500)    $(1,162,800)   $  (443,300)
                      ===========   ===========     ===========    ===========

Net income (loss)
 per common share:
  Basic               $     (0.07)  $     (0.01)    $     (0.11)   $     (0.04)
                      ===========   ===========     ===========    ===========
  Diluted             $     (0.07)  $     (0.01)    $     (0.11)   $     (0.04)
                      ===========   ===========     ===========    ===========

Weighted average
 shares outstanding:
  Basic                10,153,100    10,153,100      10,153,100     10,153,100
                      ===========   ===========     ===========    ===========
  Diluted              10,153,100    10,153,100      10,153,100     10,153,100
                      ===========   ===========     ===========    ===========